SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT
                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant  [x]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                             SIEBERT FINANCIAL CORP.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



                ------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Reqistrant)

Payment of Filing Fee (Check Appropriate Box):
[x]   No fee required
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

         1) Title of each class of securities to which transaction applies:
         2)       Aggregate number of securities to which transaction applies:
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         4)       Proposed maximum aggregate value of transaction:
         5)       Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing

         1)       Amount Previously Paid:
         2)       Form, Schedule or Registration Statement No.:
         3)       Filing Party:
         4)       Dated Filed:

                             SIEBERT FINANCIAL CORP.
                          885 THIRD AVENUE, SUITE 1720
                            NEW YORK, NEW YORK 10022
                                 (212) 644-2400

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 16, 1998

DEAR SHAREHOLDERS:

         We will hold the 1998 Annual Meeting of Shareholders of Siebert Financial Corp., a New York corporation (the "Company"), at the Four Seasons Hotel, 57 East 57th Street, New York, New York, on Wednesday, December 16, 1998 at 10:00 a.m., local time. The meeting's purpose is to:

         1.    Elect five directors;

         2. Ratify and approve a Restricted Stock Award Plan approved by the Board of Directors;

         3. Ratify and approve the selection of Richard A. Eisner & Company, LLP as independent auditors for 1998; and

         4. Consider any other matters that are properly presented at the Annual Meeting and any adjournment.

         You may vote at the Annual Meeting if you were a Company shareholder at the close of business on Wednesday, November 25, 1998.

         Along with the attached Proxy Statement, we are also enclosing a copy of the Company's 1997 Annual Report to Shareholders, which includes our financial statements.

         To assure your representation at the meeting, please vote, sign and mail the enclosed proxy as soon as possible. We have enclosed a return envelope, which requires no postage if mailed in the United States, for that purpose. Your proxy is being solicited by the Board of Directors.

                      PLEASE VOTE -- YOUR VOTE IS IMPORTANT



                                                 Daniel Iesu
                                                    SECRETARY

November 27, 1998

                             SIEBERT FINANCIAL CORP.
                          885 THIRD AVENUE, SUITE 1720
                            NEW YORK, NEW YORK 10022
                                 (212) 644-2400

                 PROXY STATEMENT FOR THE 1998 ANNUAL MEETING OF
                  SHAREHOLDERS TO BE HELD ON DECEMBER 16, 1998


                 INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

      ANNUAL MEETING:  December 16, 1998             Four Seasons Hotel
                       10:00 a.m., local time.       57 East 57th Street
                                                     New York, New York  10022

         RECORD DATE:  Close of business on Wednesday, November 25, 1998. If you were a shareholder at that time, you may vote at the meeting. Each share is entitled to one vote. On the record date, we had 21,007,212 shares of our common stock outstanding. However, 20,212,000 of those shares were beneficially owned or controlled by Muriel Siebert, the Chair, President and a director of the Company.

              AGENDA:  1.    Elect five directors.

                       2.    Ratify a Restricted Stock Award Plan.

                       3. Ratify the selection of Richard A. Eisner & Company, LLP as our independent auditors for 1998.

                       4.    Any other proper business.

       VOTE REQUIRED:  Proposal 1:              The five nominees for director
                                                who receive the most votes will
                                                be Elect five directors elected.
                                                So, if you do not vote for a
                                                nominee, or you indicate
                                                "withhold authority to vote" for
                                                any nominee on your proxy card,
                                                your vote will not count either
                                                for or against the nominee.

                       Proposal 2:              The affirmative vote of the
                       Ratify Restricted        holders of a majority of all
                       Stock Award Plan         outstanding shares of common
                                                stock entitled to vote is
                                                required to approve the adoption
                                                of the Restricted Stock Award
                                                Plan. So, if you do not vote, or
                                                you "abstain" from voting, it
                                                has the same effect as if you
                                                voted "against" the proposal.

                       Proposal 3:              The affirmative vote of a
                       Ratify Selection         majority of the votes cast at
                       of Auditors              the Annual Meeting, whether in
                                                person or by proxy, is required
                                                to ratify the selection of the
                                                auditors. So, if you "abstain"
                                                from voting, it has the same
                                                effect as if you voted "against"
                                                the proposal.

    BROKER NON-VOTES:  If your broker does not vote on any of the three proposals, it will have no effect on the votes with respect to any of the three proposals.

             PROXIES: Please vote; your vote is important. Prompt return of your proxy will help reduce the costs of resolicitation. Unless you tell us on the proxy card to vote differently, we will vote signed returned proxies "FOR" the approval of the adoption of the Company's 1998 Restricted Stock Award Plan and the ratification of the appointment of the auditors, and "FOR" the Board's nominees for director.

                       If any nominee cannot or will not serve as a director, your proxy will vote in accordance with his or her best judgment. At the time we began printing this proxy statement, we did not know of any matters that needed to be acted on at the Annual Meeting other than those discussed in this proxy statement. However, if any additional matters are presented to the Annual Meeting for action, your proxy will vote in accordance with his or her best judgment.

PROXIES SOLICITED BY:  The Board of Directors

        REVOKING YOUR
               PROXY: You may revoke your proxy before it is voted at the meeting. Proxies may be revoked if you either:

                       o deliver a signed, written revocation letter, dated later than the proxy, to Daniel Iesu, Secretary, at Siebert Financial Corp., 885 Third Avenue, Suite 1720, New York, New York 10022;

                       o deliver a signed proxy, dated later than the first one, to Mr. Iesu, the Secretary of the Company, at the address above; or

                       o attend the Annual Meeting and vote in person or by proxy. Attending the meeting alone will not revoke your proxy.

COST OF SOLICITATION:  The Company will pay all costs of soliciting these proxies, estimated at $3,500 in the aggregate. Although we are mailing these proxy materials, our directors, officers and employees of the Company may also solicit proxies by telephone, telegram, mail or personal contact. Such persons will receive no additional compensation for such services, but the Company may reimburse them for reasonable out-of-pocket expenses. We will also furnish copies of solicitation material to fiduciaries, custodians, nominees and brokerage houses for forwarding to beneficial owners of shares of common stock held in their names, and the Company will reimburse them for reasonable out-of-pocket expenses. American Stock Transfer & Trust Company, the Company's transfer agent, is assisting us in the solicitation of proxies in connection with the Annual Meeting for no additional fee.

       YOUR COMMENTS:  Your comments about any aspects of our business are welcome. You may use the space provided on the proxy card for this purpose, if desired. Although we may not respond on an individual basis, your comments help us to measure your satisfaction, and we may benefit from your suggestions.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

            EXECUTIVE
        COMPENSATION:  The following table shows salaries and bonuses paid during the last three years for the Chief Executive Officer and our next four most highly compensated executive officers whose total annual salary and bonus exceeded $100,000.

                                SUMMARY COMPENSATION TABLE

                                                                   ANNUAL COMPENSATION
                                      NAME AND                   ------------------------
                                 PRINCIPAL POSITION        YEAR  SALARY ($)     BONUS ($)
                                 ------------------        ----  ----------     ---------
                        Muriel F. Siebert                  1997     $150,000     $       --
                        Chair and President                1996      150,000      2,975,000
                                                           1995      108,000      3,017,000

                        Nicholas P. Dermigny               1997      125,000        187,500
                        Executive Vice President           1996      125,000        205,000
                        and Chief Operating Officer        1995      125,000        175,000

                        Daniel Iesu                        1997       50,000         65,000
                        Secretary                          1996       50,000         53,250
                                                           1995           --(1)          --(1)

------------------
(1) Total Compensation was below $100,000.

       STOCK OPTIONS:  On May 16, 1997, we granted options to certain employees at an exercise price of $2.313 per share. On November 6, 1997, we also granted options to purchase 40,000 shares of common stock to our Executive Vice President and Chief Financial Officer at an exercise price of $2.219 per share, which expired without exercise subsequent to his resignation. The options are exercisable at a rate of 20% on the first, second, third, fourth and fifth anniversaries of the date of grant and expire after the tenth anniversary of the date of grant. Options to purchase an aggregate of approximately 908,800 shares of common stock are currently outstanding and held by 33 employees.

             DIRECTOR
        COMPENSATION:  Non-employee directors of the Company or its subsidiaries receive an annual cash fee of $10,000. Additionally, on March 11, 1997, we granted each of the non-employee directors an option to purchase 40,000 shares of common stock at an exercise price of $2.3125 per share expiring on the fifth anniversary of the date of grant. We do not compensate our employees or employees of our subsidiaries who serve as directors.

CERTAIN RELATIONSHIPS
          AND RELATED
        TRANSACTIONS:  As a registered broker-dealer, we are subject to the
                       Uniform Net Capital Rule (Rule 15c3-1) promulgated by the SEC. Under the Rule, "net capital" is defined as net worth (assets minus liabilities), plus qualifying subordinated borrowings, less certain deductions. Ms. Siebert has executed subordinated notes in favor of the Company in the principal amount of $3 million, which bear interest at rates ranging from 4% to 8%.

                       In addition, pursuant to a Temporary Subordination Agreement entered into on June 30, 1998 expiring on August 14, 1998 Siebert loaned $3 million to Siebert, Brandford, Shank & Co., L.L.C., its 49% joint venture partner, which was subsequently repaid. Previously, Siebert lent $1.2 million to Siebert, Brandford, Shank & Co., L.L.C. on a subordinated basis, which bears interest at 10% and is due in 2001.

                       Either the Board, a committee of the Board or the Shareholders have approved these relationships and transactions, and, to the extent that such arrangements are available from non-affiliated parties, all relationships and transactions are on terms no less favorable to the Company than those available from non-affiliated parties.

              PRINCIPAL HOLDERS OF VOTING SECURITIES OF THE COMPANY

   CERTAIN BENEFICIAL
              OWNERS: The following table lists the beneficial owners known by management of at least 5% of the Company's common stock as of November 23, 1998. Information in the table is based on information furnished to us by such persons or groups and statements filed with the SEC.

                                                     SHARES OF    PERCENT OF
             NAME AND ADDRESS OF BENEFICIAL OWNER   COMMON STOCK  CLASS(1)
             ------------------------------------   ------------  --------
              Muriel F. Siebert                      20,212,000    96.3%
                885 Third Avenue, Suite 1720
                New York, New York 10022


-----------------
(1) Percentage computed in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended.

                 SECURITY OWNERSHIP OF MANAGEMENT OF THE COMPANY

           MANAGEMENT
           OWNERSHIP:  The following table lists share ownership of the common stock as of November 23, 1998. The information includes beneficial ownership by each of our directors and executive officers and by all directors and executive officers as a group. To our knowledge, each person named in the table has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

                                                     SHARES OF
                                                      COMMON          PERCENT OF
                   NAME OF BENEFICIAL OWNER           STOCK           CLASS (1)
                   ------------------------           -----           ---------
                   Muriel F. Siebert                 20,212,000(2)     96.3%

                   Nicholas P. Dermigny              40,400(3)           *

                   Mitchell M. Cohen                 10,000(4)           *

                   Daniel Iesu                       12,400(5)           *

                   Patricia L. Francy                40,000(6)           *

                   Jane H. Macon                     40,000(6)           *

                   Monte E. Wetzler                  40,000(6)           *

                   Directors and executive officers  20,394,800(7)     97.1%
                     as a group (7 persons)

---------------
*    Less than 1%.

(1) Percentage computed in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended.

(2) Includes 222,000 shares of common stock owned by the Muriel F. Siebert Foundation, Inc. as to which Ms. Siebert has voting and investment power.

(3) Includes 40,000 shares of common stock that Mr. Dermigny has the right to acquire pursuant to a stock option grant.

(4) Includes 10,000 shares of common stock that Mr. Cohen has the right to acquire pursuant to a stock option grant.

(5) Includes 12,000 shares of common stock that Mr. Iesu has the right to acquire pursuant to a stock option grant.

(6) Consists of 40,000 shares of common stock that the director has the right to acquire pursuant to a stock option grant.

(7) Includes options to purchase an aggregate of 182,000 shares of common stock described in footnotes 3, 4, 5 and 6 above.

                                   PROPOSAL 1:
                              ELECTION OF DIRECTORS

GENERALLY:     The Board has nominated five directors for election at the Annual
               Meeting. Each nominee is currently serving as one of our directors. If you re-elect them, they will hold office until the next annual meeting or until their successors have been elected.

 NOMINEES:     MURIEL F. SIEBERT       Muriel Siebert has been Chair, President
               Age 66                  and a director of Muriel Siebert & Co.,
                                       Inc. ("Siebert") since 1967 and the
                                       Company since November 8, 1996. The first woman member of the New York Stock
                                       Exchange on December 28, 1967, Ms.
                                       Siebert served as Superintendent of Banks of the State of New York from 1977 to 1982. She is a director of the New York
                                       State Business Council, the National
                                       Women's Business Council, the
                                       International Women's Forum and the Boy
                                       Scouts of Greater New York.

               NICHOLAS P. DERMIGNY    Nicholas Dermigny has been Executive Vice
               Age 40                  President and Chief Operating Officer of
                                       Siebert since joining the firm in 1989.
                                       Prior to 1993, he was responsible for the retail discount division. Mr. Dermigny became an officer and director of the Company on November 8, 1996

               PATRICIA L. FRANCY      Patricia Francy is Treasurer and
               Age 53                  Controller of Columbia University. She
                                       previously served as the University's
                                       Director of Finance and Director of
                                       Budget Operations and has been associated with the University since 1969. Ms.
                                       Francy became a director of the Company
                                       on March 11, 1997.

               JANE H. MACON           Jane Macon is a partner with the law firm
               Age 52                  of Fulbright & Jaworski L.L.P., San
                                       Antonio, Texas. Ms. Macon has been
                                       associated with the firm since 1983. Ms.
                                       Macon became a director of the Company on November 8, 1996.

               MONTE E. WETZLER        Monte Wetzler is a partner with the New
               Age 62                  York law firm of Brown 2 Raysman
                                       Millstein Felder & Steiner, LLP and
                                       chairman of its corporate department.
                                       From 1988 until October 31, 1996, Mr.
                                       Wetzler was a partner with the New York
                                       law firm of Whitman Breed Abbott &
                                       Morgan, chairman of its corporate
                                       department and a member of its executive committee. Mr. Wetzler became a director of the Company on November 8, 1996.

  BOARD MEETINGS:   In 1997, the Board held two meetings and acted once by
                    unanimous written consent. Each incumbent director attended at least 75% of his or her Board meetings and all of his or her committee meetings.

BOARD COMMITTEES:   The Board has standing Audit and Compensation Committees,
                    each currently consisting of Ms. Macon, Mr. Wetzler and Ms.
                    Francy.

                    The duties of the Audit Committee include:

                    o review with the independent public accountants of the scope of their audit, the audited consolidated financial statements, and any internal control comments contained in the independent public accountants' management letter, including corrective action taken by management;

                    o review of the Company's interim unaudited financial reports;

                    o review with the independent public accountants of the adequacy of the internal accounting control systems of the Company and its subsidiaries; and

                    o review and approval of management's recommendation for the appointment of outside independent public accountants.

                    The Audit Committee held one meeting during 1997.

                    The duties of the Compensation Committee include:

                    o the development, administration and monitoring of the executive compensation policies of the Company and the recommendation to the Board of those policies; and

                    o the annual review of the salaries of the Company's executive officers, including the Chief Executive Officer. When setting the salary of the executive officers for 1998, the Compensation Committee considered the compensation for such persons in previous years.

                    The Compensation Committee held one meeting during the year ended December 31, 1997.

 INDEMNIFICATION OF OFFICERS
              AND DIRECTORS:  We indemnify our executive officers and directors to the extent permitted by applicable law against liabilities incurred as a result of their service to the Company and directors, in particular, against liabilities incurred as a result of their service as directors of other corporations when serving at our request. We have a directors and officers liability insurance policy, underwritten by Executive Risk Indemnity, Inc., in the aggregate amount of $5 million. The policy term is from November 8, 1998 to November 8, 2000. As to reimbursements by the insurer of the Company's indemnification expenses, the policy has a $150,000 deductible; there is no deductible for covered liabilities of individual directors and officers. In addition, we have an excess directors and officers liability insurance policy, underwritten by the Gulf Insurance Company, in the amount of $5 million. This policy term is from July 1, 1998 to November 8, 1998. We will renew each policy prior to its expiration date.

   SECTION 16(a) COMPLIANCE:  Section 16(a) of the Securities Exchange Act of
                              1934 requires that our officers and directors and the beneficial owners of 10% or more of the Company's shares file reports with the Securities and Exchange Commission (the "SEC") and the Nasdaq SmallCap Market. Based solely on a review of the reports and representations furnished to the Company by the reporting persons, we believe that each has complied with his or her filing requirements

              VOTE REQUIRED:  The five nominees for director who receive the most votes will be elected. The enclosed proxy allows you to vote for the election of all of the nominees listed, to "withhold authority to vote" for one or more of the nominees or to "withhold authority to vote" for all of the nominees.

                              If you do not vote for a nominee, or you indicate "withhold authority to vote" for any nominee, on your proxy card, your vote will not count either for or against the nominee. Also, if your broker does not vote on any of the three proposals, it will have no effect on the election.

                              The persons named in the enclosed proxy intend to vote "FOR" the election of all of the nominees. Each of the nominees currently serves as a director and has consented to be nominated. We do not foresee that any of the nominees will be unable or unwilling to serve, but if such a situation should arise your proxy will vote in accordance with his or her best judgment.

      THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE
                             NOMINEES FOR DIRECTOR.

                                   PROPOSAL 2:
                     APPROVAL OF RESTRICTED STOCK AWARD PLAN

                 GENERALLY:   The Board is submitting to you for ratification
                              and approval the 1998 Restricted Stock Award Plan.
                              We believe the Restricted Stock Award Plan will benefit the Company and you by providing employees, upon whom the Company is dependent for success, with a means of acquiring a greater interest in the Company. The Board believes that such interest will encourage the efforts of the employees and strengthen their desire to remain with the Company and that the plan will enable us to maintain a competitive position in attracting the personnel necessary for growth and profitability. The Board, therefore, recommends approval of the Restricted Stock Award Plan.

EFFECTIVE DATE AND DURATION
               OF THE PLAN:   The Restricted Stock Award Plan will become
                              effective upon approval by the affirmative vote or consent of holders of a majority of the issued and outstanding shares of common stock. The Plan will terminate when either:

                              o the date of termination specified in a
                                resolution of the Board has been reached, or

                              o we have issued the maximum number of shares of
                                Award stock allowed under Section 3(b) of the Plan and the restrictions and conditions set forth in Section 5 of the Plan have expired as to all shares of Award stock issued.

            ADMINISTRATION:   The Board has authorized the formation of a
                              "Restricted Stock Award Committee" to administer the plan, which will consist of at least two persons. All of the members of the Committee must be a director of the Company; however, no director of the Company can serve as a member of the Committee if he had been eligible, at any time within one year prior to his appointment as a member, for selection as a person to whom:

                              o Awards may be granted under the Plan, or

                              o stock may be allocated or to whom any qualified,
                                restricted or any other stock option may be granted under any plan (either presently in existence or hereafter adopted) of the Company entitling the participants therein to stock allocations or to be granted qualified, restricted or other stock options of the Company.

                              The members of the Compensation Committee are currently serving as members of the Restricted Stock Award Committee.

                              A majority of the members of the Committee shall constitute a quorum. The Committee may act by a vote of a majority of the members of the Committee at any meeting at which a quorum is present or by unanimous written consent of the members of the Committee. The Board will fill any vacancies on the Committee.

                              The Committee will have full and final authority, binding upon all who have an interest in the Plan, to:

                              o interpret the Plan and the Awards granted under
                                the Plan;

                              o prescribe, amend and rescind the rules and
                                regulations, if any, relating to the Plan; and

                              o make all determinations necessary or advisable
                                for the administration of the Plan.

                              The members of the Committee will not be liable for anything done or not done by them, or by any other member of the Committee, in connection with the Plan, except for their own willful misconduct or gross negligence.

            SHARES AWARDED
           UNDER THE PLAN:    We granted Restricted Stock Awards for 44,000
                              shares to some of our employees on January 5, 1998, at which time the market price of the Award stock was $2.25. We also granted Restricted Stock
                              Awards for 1,200 shares to some of our employees on February 20, 1998, at which time the market price of the Award stock was $5.75. The Award stock becomes unrestricted on the first anniversary of the date of grant.

                              The table below shows the number of shares of Award stock and the total dollar value of those shares of Award stock (based on the market value of the Award on the date of grant) for each of our directors and employees.


                              1998 RESTRICTED STOCK AWARD PLAN

                     NAME AND POSITION                   DOLLAR VALUE ($)   NUMBER OF UNITS
                     -----------------                   ----------------   ---------------
                     Nicholas P. Dermigny, Executive         900                   400
                     Vice President and Chief Operating
                     Officer

                     Daniel Iesu                             900                   400

                     Executive Group (2 persons)            1,800                  800

                     Non-Executive Director Group             0                     0
                     (0 persons)

                     Non-Executive Officer Employee         87,900               37,200
                     Group (approximately 92 persons)

                              The maximum number of shares of common stock that may be delivered or purchased under the Plan is 60,000. However, this number can be adjusted to preserve the value of an Award if there is a change in the outstanding common stock because of a stock dividend, stock split, combination of shares, recapitalization, or other similar change in the capital stock of the Company, or in the event of the merger or consolidation of the Company into or with any other corporation or a reorganization of the Company.

   AMENDING THE PLAN:         The Board can amend the Plan at any time and from
                              time to time. However, the approval by affirmative vote (in person or by proxy) of the holders of a majority of the votes cast at a meeting held to take such actions at which a quorum is present is needed to amend the Plan to:

                              o increase the aggregate number of shares of Award
                                stock that may be granted pursuant to the Plan;

                              o materially increase the benefits accruing to
                                employees under the Plan; or

                              o materially modify the requirements as to
                                eligibility for participation in the Plan.

     AWARDS AVAILABLE
      UNDER THE PLAN:         Awards under the Plan will consist of shares of
                              common stock awarded under and subject to the terms, conditions and restrictions set out in the Plan and in a Restricted Stock Agreement that each recipient of an Award will be required to enter into with us. Any Award may be subject to specified restrictions or specified conditions that must be satisfied before delivery.

    EMPLOYEES WHO MAY
   PARTICIPATE IN THE
                PLAN: A person must be an employee on the date of an Award. The Committee will determine whether a person is an employee. The term "employee" will include officers, directors and other employees of the Company. No member of the Board who is not a full-time employee of the Company and no member of the Committee will be eligible to receive an Award.

                              Subject to the terms, provisions and conditions of the Plan, the Committee will, when it determines appropriate, select which employees of the Company will receive Awards and the amount of the Award to each employee. The Committee will also determine what restrictions or conditions will be imposed upon the Awards at the time of delivery of the Award stock and specify and prescribe the form and substance of any Restricted Stock Agreement between the recipient and us. Generally, the date of each Award shall be the date of action by the Committee. The Committee may make more than one Award to the same recipient.

     PURCHASE OF, AND
 PAYMENT, FOR SHARES:         The shares of common stock issued under the Plan
                              are in consideration for services rendered by the employee and for other good and valuable consideration. The common stock will be issued from the Company's authorized but unissued stock and, upon issuance, will be fully paid and non-assessable.

 RESALE RESTRICTIONS:         A recipient of an Award can not sell, or otherwise
                              dispose of, Award stock for one year from the date of the Award.

                              Additionally, if the shares of Award stock have not been registered under the Securities Act of 1933, pursuant to an effective registration statement, the recipient of such shares may have to represent and agree in writing that:

                              o the recipient will not sell the Award stock
                                except pursuant to an effective registration statement under the Securities Act of 1933 or pursuant to an exemption from registration under said Act, and

                              o the recipient is acquiring the Award stock for
                                his or her own account for investment and not to distribute the shares of Award stock.

                              We have registered the shares of Award stock.

  WITHDRAWAL FROM THE
  PLAN; ASSIGNMENT OF
             INTEREST:        An employee may elect not to be eligible, either
                              for a period of time or during the entire term of the Plan, to receive Awards under the Plan by delivering to the Committee a written notice to such effect.

                              A recipient of an Award can not sell, or otherwise dispose of, Award stock for one year from the date of the Award.

      FORFEITURES AND
            PENALTIES:        If a recipient of an Award does not remain in the
                              employ of the Company for one year, he or she will forfeit all right, title and interest in the Award stock, except for the following circumstances:

                              o If the recipient of the Award dies or is
                                permanently disabled, the restrictions on the shares awarded will lapse and any Award stock that has not been delivered to the recipient will be delivered.

                              o If the recipient retires before the end of the
                                one year period at the age of at least 65 years, or at such other age as the Committee may determine,

                                (i) the restrictions on the shares awarded to the recipient will lapse, and

                                (ii) Award stock that has not been delivered to
                                     the recipient will be delivered in an
                                     amount determined by multiplying the total number of shares of Award stock by a fraction, the numerator of which is equal to the number of days from the date of the Award to the date of retirement, and the denominator of which is 365.

                                       For example, if an Award of 1,000 shares of Award stock is granted to an employee on January 2, 1999, and on March 15, 1999 the employee retires at the age of 65 (73 days later), the employee would receive 200 shares of Award stock (1,000 x (73/365)).

                              o If the recipient's employment is terminated by
                                us for cause or is voluntarily terminated by the recipient, other than due to retirement at or after age 65, the recipient forfeits all right, title and interest in all Award stock.

                              o If the recipient's employment by the Company is
                                terminated for any other reason:

                                (i) the restrictions on the shares awarded to the recipient will lapse, and

                                (ii) Award stock that has not been delivered to
                                     the recipient will be delivered in an
                                     amount determined by multiplying the total number of shares of Award stock by a fraction, the numerator of which is equal to the number of days from the date of the Award to the date of retirement, and the denominator of which is 365.

                                        For example, if an Award of 1,000 shares of Award stock is granted to an employee on January 2, 1999, and on March 15, 1999 employment is terminated (73 days later), the employee would receive 200 shares of the Award stock (1,000 x (73/365)).

                              Any calculation left with a fraction of a share will be rounded to the nearest whole number of shares.

                              The Committee can, in the Restricted Stock Agreement between the Award recipient and the Company, impose whatever terms, conditions and restrictions upon the Award that it believes are necessary, including, but not limited to:

                              o the condition that we have the right of first refusal on the sale by the recipient of Award stock;

                              o the condition that we have the right to deduct from payments of any kind otherwise due to the recipient any Federal, state or local taxes of any kind required by law to be withheld with respect to Awards; and

                              o the condition that we have the right to impose limitations, in the event of retirement, with respect to the post-retirement employment of the recipient.

                              As a condition to any Award, the recipient will execute a Restricted Stock Agreement satisfactory to the Committee that reflects the conditions imposed upon the Award. Each certificate for shares of Award stock will have an appropriate legend on the certificate that refers to the terms, conditions and restrictions described in the Plan and in the Restricted Stock Agreement. Any attempt to dispose of any Award stock in contravention of the terms, conditions and restrictions described in the Plan or in the Restricted Stock Agreement will be ineffective.

       TAX EFFECTS OF
 PARTICIPATING IN THE
                PLAN: The grant of Awards under the Plan will have no immediate Federal income tax consequences to a recipient. Unless the recipient makes an election under Section 83(b) of the Internal Revenue Code (see below), the receipt of Awards will have no immediate tax consequences to a recipient. On the date the Awards are transferable and no longer subject to a substantial risk of forfeiture (the "Vesting Date"), the recipient will be required to include in gross income an amount equal to the fair market value of the Awards. Upon a subsequent sale or exchange of the Awards, assuming the Award stock is a capital asset in the recipient's hands, the recipient will recognize capital gain or loss equal to the difference between the amount realized on the sale and the tax basis of such shares. Generally, the recipient's tax basis in the Awards is equal to the amount of income recognized, if any, in connection with the receipt of such Awards. In the event the recipient's Awards are forfeited prior to the Vesting Date, the recipient will recognize ordinary loss equal to the amount paid, if any, for the Awards.

                              If the recipient files an election pursuant to
                              Section 83(b) of the Code within 30 days after the Award Date, the recipient will be required to include in gross income on the Award Date an amount equal to the fair market value of the Awards on such date. Upon a subsequent sale or exchange of the Awards, again assuming the Award stock is a capital asset in the recipient's hands, the recipient will recognize capital gain or loss equal to the difference between the amount realized on the sale and the tax basis of such shares. In the event the recipient's Awards are forfeited prior to the Vesting Date, the recipient will recognize loss, if any, equal to the excess of the amount paid for the Awards over the amount received as a result of the forfeiture. The Treasury Regulations interpreting Section 83 of the Code require that such loss, if any, be characterized as an ordinary loss. However, your personal tax advisor should be consulted to determine the applicability of such regulations to your specific position.

                              The Company will be entitled to a deduction for Federal income tax purposes (provided that applicable withholding requirements are satisfied) at the same time and in the same amount as a recipient recognizes income in connection with the grant of Awards.

         THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION OF THE 1998 RESTRICTED STOCK AWARD PLAN.

                                   PROPOSAL 3:
                  APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

                  GENERALLY:  We are asking you to ratify the Board's selection of Richard A. Eisner & Company, LLP as independent certified public accountants of the Company for 1998. The Audit Committee recommended the selection of Richard A. Eisner & Company to the Board. Although the selection of auditors does not require ratification, we are submitting this proposal to you because the Board believes that this matter is of such significance as to warrant your participation. If you do not ratify the appointment, the Board, after review by the Audit Committee, will consider the appointment of other independent certified public accountants.

                              A representative of Richard A. Eisner & Company, LLP will attend the Annual Meeting to answer your questions.

              VOTE REQUIRED:  The affirmative vote of a majority of the votes cast at the Annual Meeting, whether in person or by proxy, is required to ratify the selection of the auditors.

         THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION AND APPROVAL OF THE APPOINTMENT OF RICHARD A. EISNER & COMPANY, LLP AS THE COMPANY'S AUDITORS FOR 1998.

                SHAREHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

         If you wish to submit proposals to be presented at the 1999 Annual Meeting of Shareholders of the Company, they must be received by the Company no later than July 30, 1999 for them to be included in the Company's proxy material for that meeting.


                                  OTHER MATTERS

         The Board does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented to the Annual Meeting for action, the persons named in the enclosed proxies and acting thereunder will have discretion to vote on such matters in accordance with their own judgment.

         YOU MAY OBTAIN A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB, AS AMENDED, FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WITHOUT CHARGE (EXCEPT FOR EXHIBITS TO SUCH ANNUAL REPORT, WHICH WILL BE FURNISHED UPON PAYMENT OF THE COMPANY'S REASONABLE EXPENSES IN FURNISHING SUCH EXHIBITS) BY WRITING
         TO: DANIEL IESU, SECRETARY, SIEBERT FINANCIAL CORP., 885 THIRD AVENUE, SUITE 1720, NEW YORK, NEW YORK 10022.


                                              By Order of the Board of Directors



                                              Daniel Iesu
                                                  SECRETARY

         Dated:   November 27, 1998


                   PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED
             PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.


                      PLEASE VOTE -- YOUR VOTE IS IMPORTANT


A  [ X ]  Please mark your
          votes as in this
          example.

         FOR all nominees       WITHHOLD AUTHORITY  NOMINEES: Muriel F. Siebert                                 FOR  AGAINST ABSTAIN
       at the right (except as    to vote for all             Nicholas P. Dermigny
       marked to the contrary)    nominees listed             Patricia L. Francy   2. Ratification and approval of
                                     at right                 Jane H. Macon           the adoption of the 1998
                                                              Monte E. Wetzler        Restricted Stock Award Plan
                                                                                      approved by the Board of
                                                                                      Directors.                ___    ___     ___

1. ELECTION                                                                        3. Ratification of the
   OF                                                                                 appointment of Richard A.
   DIRECTORS    ______________        ____________                                    Eisner & Company, LLP as the
                                                                                      Company's independent
                                                                                      auditors for the fiscal year
                                                                                      ending December 31, 1998. ___    ___     ___

(INSTRUCTION: To withhold authority to vote for any individual
nominee, write that nominee's name in the space provided below.)                   4. In their discretion, the above named proxies
                                                                                      are authorized to vote in accordance with
                                                                                      their own judgment upon such other business as
                                                                                      may properly come before the meeting.

                                                                                   This Proxy, when properly executed, will be voted
                                                                                   in the manner directed herein by the undersigned
                                                                                   shareholder. If no direction is indicated, this
                                                                                   Proxy will be voted "FOR" items 1, 2 and 3 and
                                                                                   the Proxies will use their discretion with
                                                                                   respect to any matters referred to in item 4.

                                                                                   The undersigned hereby acknowledges receipt of a
                                                                                   copy of the accompanying Notice of Annual Meeting
                                                                                   of Shareholders and Proxy Statement and hereby
                                                                                   revokes any Proxy or Proxies heretofore given.
                                                                                   You may strike out the persons named as proxies
                                                                                   and designate a person of your choice, and may
                                                                                   send this Proxy directly to such person.

SIGNATURE(S):_____________________   _______________________________________     DATED:  _________, 1998
                                           (Signature if held jointly)

NOTE: Please complete, date and sign exactly as your name appears hereon. When signing as attorney, administrator, executor, guardian, trustee or corporate official, please add your title. If shares are held jointly, each holder should sign.

                             SIEBERT FINANCIAL CORP.

                  PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 16, 1998

        THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Daniel Iesu or Nicholas P. Dermigny, and each of them, proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock of Siebert Financial Corp., a New York corporation ("Siebert"), which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Siebert to be held at the Four Seasons Hotel, 57 East 57th Street, New York, New York 10022, on Wednesday, December 16, 1998 at 10:00 a.m. (local time), or any adjournment thereof, with all the powers the undersigned would have if personally present, on the following matters:

             IMPORTANT: SIGNATURE AND DATE REQUIRED ON REVERSE SIDE